UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- January 22, 2013
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01                   Other Events

On January 22, 2013, U.S. Geothermal Inc. (the “Company”) provided a review of 2012 accomplishments and planned milestones moving forward thru 2013. During 2012, the Company’s management and operating teams were focused on improving operations at Raft River, Idaho and advancing both the San Emidio, Nevada and Neal Hot Springs, Oregon projects into commercial operations. Commercial operations were successfully achieved at San Emidio in May 2012 and at Neal Hot Springs in November 2012.

Both development projects experienced construction delays due to the innovative use of existing technology in a novel configuration. These innovations have successfully produced the geothermal power industry’s first commercial, supercritical organic rankine cycle binary power plant using R134a as a motive fluid. R134a is a non flammable, non toxic compound used in the power cycle. The two projects have successfully moved non-commercial, significantly enhanced technology to commercial viability and are now generating electricity. The performance tests of the innovative plants showed that they produce significantly more electrical power than originally forecast. Due primarily to the colder winter temperatures, current total output of net base load power to our customers recently was 49 MW with San Emidio at 9.4 MW, Neal Hot Springs at 29.7 MW and Raft River at 9.9 MW.

Notable Achievements for 2012 include:

•	Approval of a 19.9 Megawatt power purchase agreement (“PPA”) for San Emidio
•	Successful completion of well and pump repairs at Raft River
•	Mechanical completion of module 1 at Neal Hot Springs
•	Strategic investment by Lincoln Park Capital
•	Achieved commercial operations at San Emidio
•	Mechanical completion of module 2 at Neal Hot Springs
•	Signed a binding Memorandum of Understanding for a 15 year PPA for up to 50 MW of power generation for El Ceibillo, Guatemala
•	Increased power output rating from 8.6MW to 9.0MW at San Emidio
•	$10.7 Million Cash Grant received at San Emidio, $1.0 million pending
•	Achieved commercial operations at Neal Hot Springs
•	Strategic institutional investors buy $4.37 million of common stock and warrants

Operating and Development Goals for 2013 include:

•	Close long term financing for takeout construction loan for San Emidio
•	Expand San Emidio to 10 MW net output with transmission upgrade and existing higher temperature well
•	Close construction loan for Neal Hot Springs
•	Apply for and receive the 30% ITC cash grant at Neal Hot Springs
•	Complete the sale of and receive $7.4 million Oregon tax credit at Neal Hot Springs
•	Receive $1.0 million remaining ITC cash grant at San Emidio
•	Complete equity calculations for Enbridge at Neal Hot Springs
•	Evaluate installation of solar power for parasitic load at Neal Hot Springs
•	Receive 10% ITC cash grant for well improvements at Raft River
•	Drill production wells to complete exploration grant at San Emidio

•	Make a go or no go construction decision for second unit at San Emidio
•	Complete PPA for El Ceibillo
•	Close equity partner arrangement for El Ceibillo
•	Receive environmental permits for El Ceibillo
•	Complete geophysical surveys and reservoir confirmation drilling for El Ceibillo

The information provided in this report may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding production potential and operating and development goals for 2013. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described, including but not limited to, schedule delays and inability to achieve anticipated production levels. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Item 9.01                         Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2013	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer